UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 18, 2012

Image Sensing Systems, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-26056	41-1519168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Spruce Tree Centre, 1600 University Avenue West, St. Paul, Minnesota		55104
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code    (651) 603-7700

_________________________________________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07  Submission of Matters to a Vote of Security Holders.

On May 18, 2012, Image Sensing Systems, Inc. (the “Company”) held its 2012 Annual Meeting of Shareholders.  Of the 4,912,619 shares of the Company’s common stock outstanding and entitled to vote, 4,717,212 shares, or 96.0%, were represented at the meeting.  During the meeting, the shareholders voted on the following matters:

Proposal 1 – Election of Directors

•	The shareholders elected the following individuals to serve as directors until the 2013 Annual Meeting of Shareholders or until their successors have been duly elected and qualified:

	Votes For	Votes Withheld	Broker Non-Votes
Panos G. Michalopoulos	3,842,433	149,315	725,464
Michael C. Doyle	3,322,414	669,334	725,464
Kenneth R. Aubrey	3,735,903	255,845	725,464
James W. Bracke	3,816,331	175,417	725,464
Kris B. Tufto	3,916,296	75,452	725,464

Proposal 2 – Ratification of Appointment of Our Independent Registered Public Accounting Firm.

•	The shareholders ratified Grant Thornton LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012:

Votes For	Against	Abstain
4,524,366	67,347	125,499

Section 7 – Regulation FD

Item 7.01  Regulation FD Disclosure.

At the meeting of the Company’s Board of Directors held on May 18, 2012, Panos G. Michalopoulos was appointed to the Audit Committee of the Board, which now consists of James W. Bracke (Chair), Kris B. Tufto and Dr. Michalopoulos.  In addition, at the Board meeting, the Board appointed Mr. Tufto and Mr. Bracke to the Compensation and Stock Option Committee, which now consists of Mr. Tufto (Chair), Mr. Bracke and Dr. Michalopoulos.  Finally, the Board appointed Mr. Tufto to the Nominating and Corporate Governance Committee, which now consists of Dr. Michalopoulos (Chair), Mr. Bracke and Mr. Tufto.

The Board has determined that the Directors serving on the Board’s Committees as described in the foregoing paragraph are independent directors within the meaning of Rule 5605(a)(2) of the NASDAQ Listing Rules.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Image Sensing Systems, Inc.

Date: May 21, 2012
By	/s/ Gregory R. L. Smith
Gregory R. L. Smith Chief Financial Officer (Principal Financial Officer)

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